UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) On May 29, 2009, the Registrant elected Diane Wilfong as Vice President, Controller and Chief Accounting Officer, effective upon receipt of all requisite approvals or waivers from applicable regulatory authorities.

Ms. Wilfong, 47, served as Corporate Controller and Chief Accounting Officer of Eastman Kodak Company from September 2006 to June 2009. She served as Director, Corporate Audit of Eastman Kodak from mid-2005 to September 2006 and as General Manager, Graphics and Printing Systems SPG from 2003 to 2005.

There are no relationships or related transactions between Ms. Wilfong and the Company that would be required to be reported under Item 401(d) or 404(a) of Regulation S-K of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Ms. Wilfong will be employed pursuant to the terms of an employment agreement with Harrah’s Operating Company, Inc. (the “Company”), the material terms of which are set forth below:

Term

The term of the employment agreement for Ms. Wilfong is five years, subject to automatic renewal.

Compensation and Benefits

Pursuant to the employment agreement, Ms. Wilfong will be employed by the Company in her position at a base salary of $385,000, subject to periodic review and increases as approved by the Human Resources Committee of the Board of Directors. She will participate in the annual management bonus plan of the Registrant and will be eligible to earn annual bonuses in accordance with the terms of the plan.

Equity Matters

The Registrant has established a stock option plan (the Harrah’s Entertainment, Inc. Management Equity Incentive Plan) with respect to shares of non-voting common stock of the Registrant and Ms. Wilfong will be entitled to receive awards under the plan, subject to approval of the Board of Directors (or Committee thereof).

Termination Without Cause or for Good Reason

Upon a termination without Cause (as defined in the employment agreement) by the Company or by Ms. Wilfong for Good Reason (as defined in the employment agreement), Ms. Wilfong will be entitled to a cash severance payment in an amount equal to 1.0 times the sum of her then-current base salary, payable during the 12-month period following such termination.

Restrictive Covenants

Ms. Wilfong will agree not to (i) compete with the Company, (ii) solicit or hire certain Company employees or (iii) communicate with employees, customers or suppliers of the Company in a manner that is detrimental to the Company during the term of the Employment Agreement and during the 12-month period following the termination of her employment. In addition, Ms. Wilfong is subject to ongoing confidentiality obligations with respect to Company matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: June 3, 2009	By:	/s/ Michael D. Cohen
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary